Exhibit 10.51

Receivables Purchase Agreement
Dated as of December 30, 2004
among
SELCO Service Corporation,
as Lessor,
Key Corporate Capital Inc.,
as Administrative Agent,
and
Key Corporate Capital Inc.,
as Purchaser

Table of Contents

SECTION	HEADING	PAGE

-i-

Attachments to Receivables Purchase Agreement:
Exhibit A — Form of Certificate

-ii-

Receivables Purchase Agreement
     This Receivables Purchase Agreement dated as of December 30, 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Receivables Purchase Agreement”)is entered into by and among SELCO Service Corporation, an Ohio corporation, as Lessor (the “Lessor”), Key Corporate Capital Inc., as Administrative Agent (the “Administrative Agent”), and Key Corporate Capital Inc., and each other purchaser from time to time of the undivided percentage ownership interests in the Purchased Interests, as Purchasers (individually, a “Purchaser” and, collectively, the “Purchasers”)
W i t n e s s e t h :
     Whereas, pursuant to the Participation Agreement, dated as of even date herewith (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Participation Agreement”), among the Lessee, the Guarantor, the Lessor, the Purchasers and the Administrative Agent, the Purchasers and the Lessor have agreed to finance the acquisition by the Lessor of the Properties;
     Whereas, each Purchaser, upon receipt of a Funding Request, on the terms and subject to the conditions set forth herein (including Article III), shall make available to the Lessor such Purchaser’s Pro Rata Share of the undivided ownership interests in the Purchased Interests to be acquired in connection with the requested Advance;
     Whereas, the Lessor desires to lease the Properties to the Lessee and the Lessee desires to lease the Properties from the Lessor;
     Whereas, the Lessor is willing to provide a portion of the funding of the costs of the acquisition of the Properties;
     Whereas, the Purchasers are willing to provide the remaining portion of the funding of the costs of the acquisition of the Properties by purchasing undivided percentage ownership interests in the Purchased Interests; and
     Now Therefore, in consideration of the mutual agreements contained in this Receivables Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
Article I
Definitions
     Section 1.1. Definitions; Interpretation. Capitalized terms used but not otherwise defined in this Receivables Purchase Agreement have the respective meanings specified in Appendix A to the Participation Agreement; and the rules of interpretation set forth in Appendix A to the Participation Agreement shall apply to this Receivables Purchase Agreement.

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Article II
Amount and Terms of Purchasers’ Commitments
     Section 2.1. Purchase Facility. On the terms and conditions set forth herein and in the Participation Agreement (including, without limitation, Section 15.15 thereof), from the date hereof until the Maturity Date, each Purchaser hereby agrees to purchase its Pro Rata Share of the Purchased Interests from time to time offered by the Lessor. Under no circumstances shall the Purchasers make any such purchase if, after giving effect to such purchase, (i) the aggregate outstanding Capital would exceed the aggregate of all Purchaser Commitments or (ii) such Purchaser’s outstanding Capital would exceed its Purchaser Commitment.
     Section 2.2. Purchases. Upon receipt by the Administrative Agent of the Funding Request in accordance with Section 3.4(a) of the Participation Agreement, the Lessor shall be deemed to have requested of each Purchaser a purchase by such Purchaser of its Pro Rata Share of Purchased Interests related to the aggregate Capital portion of the Advance requested by the Funding Request. On the terms and subject to the conditions of this Receivables Purchase Agreement and the Participation Agreement (including the satisfaction of the applicable conditions precedent set forth in Article VI of the Participation Agreement), each Purchaser will purchase from the Lessor on the Acquisition Date set forth in the Funding Request its Pro Rata Share of such Purchased Interests.
     Section 2.3. Certificates. Each purchase by a Purchaser of its Pro Rata Share of the Purchased Interests shall be evidenced by a certificate of the Lessor substantially in the form of Exhibit A hereto, with appropriate insertions as to date, Pro Rata Share and Capital equal to the Purchaser Commitment of such Purchaser as set forth on Schedule I to the Participation Agreement. Each Purchaser is hereby authorized to record the date and amount of each purchase made by such Purchaser, the date and amount of each payment or prepayment of Capital thereof on the schedule annexed to and constituting a part of the Certificates payable to it and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error; provided, that the failure to make any such recordation or any error in such recordation shall not affect the Lessor’s obligations hereunder or under such Certificate. Each Certificate shall (i) be dated the Acquisition Date, (ii) be stated to mature on the Maturity Date and (iii) provide for the payment of ROC in accordance with this Receivables Purchase Agreement.
     Section 2.4. Mandatory Prepayments. All amounts payable by the Lessee pursuant to Article XV, XVI, XVIII or XX of the Master Lease shall be used to prepay and be applied to the Purchaser Balance in the manner set forth in Section 4.3 and Article VII of the Participation Agreement.
     Section 2.5. Return on Capital; Payment Dates. (a) The Capital shall earn a return (hereinafter the “ROC”) for each day during each Rent Period with respect thereto at a rate per annum equal to the Adjusted Eurodollar Rate applicable to Capital for such day.

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     (b) If all or any portion of the Purchaser Balance shall not be paid when due (whether at the Expiration Date, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate. Amounts accruing pursuant to this clause (b)shall be payable from time to time on demand. Upon the occurrence and during the continuance of an Event of Default, the Capital and, to the extent permitted by law, ROC thereon and any other amounts owing hereunder or under the other Operative Documents shall bear interest, payable on demand, at the Overdue Rate.
     (c) During the Lease Term, ROC on outstanding Capital shall be payable in arrears on each Scheduled Payment Date.
     (d) The Capital shall be repaid in full on the Expiration Date. Prior thereto, a portion of the aggregate amount of Capital outstanding shall be repaid on each Fixed Rent Payment Date in the amount set forth opposite such Fixed Rent Payment Date under the heading “Amount Applied to Capital” on Schedule VI to the Participation Agreement.
     (e) Each prepayment of the Capital shall be accompanied by accrued ROC the date of such prepayment on the amount prepaid, plus any applicable Break Costs.
     Section 2.6. Pro Rata Treatment and Payments. Except as otherwise provided in Article VII of the Participation Agreement, each payment (including each prepayment) by the Lessor relating to the Purchased Interests shall be made pro rata among the Purchasers according to their respective Pro Rata Shares. Subject to Article IV and Section 8.6 herein, all payments (including prepayments) relating to the Purchased Interests to be made by the Lessor hereunder and under the Certificates, whether on account of principal, ROC otherwise, shall be made without setoff or counterclaim and shall be made by the Lessor (or pursuant to the Master Lease, by the Lessee) to the Administrative Agent, for the benefit of the Purchasers, prior to 11:00 a.m., New York City time, to the Account (or to such other office as may be designated by the Administrative Agent from time to time in a written notice pursuant to Section 15.3 of the Participation Agreement) in funds consisting of Dollars which shall be immediately available on the scheduled date when such payment is due. Payments received after 11:00 a.m., New York City time, on the date due shall be deemed received on the next succeeding Business Day and shall be subject to ROC the Overdue Rate as provided in Section 2.5(b) above.
     Section 2.7. Computation of ROC. ROC shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall, as soon as practicable, notify the Lessee, the Lessor and the Purchasers of each determination of the Adjusted Eurodollar Rate. The Administrative Agent shall, monthly during the Lease Term, notify the Lessee, the Lessor and the Purchasers of the effective date and the amount of each such change in interest rate.
     Section 2.8. Mutilated, Destroyed, Lost or Stolen Certificates. (a) If any Certificate shall become mutilated, destroyed, lost or stolen, then upon the written request of the affected Purchaser, the Lessor shall execute and deliver to the affected Purchaser, a new Certificate. Such new Certificate shall be: (i) recorded in the name in which such mutilated, destroyed, lost or stolen Certificate was recorded; (ii) in the same original face amount as such mutilated, destroyed, lost or stolen Certificate; and (iii) dated the date of such mutilated, destroyed, lost or

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stolen Certificate. If the Certificate being replaced has become mutilated, it shall be surrendered to the Lessor. If the Certificate being replaced has been destroyed, lost or stolen, the affected Purchaser shall furnish to the Lessor such security or indemnity as reasonably may be required by it to save the Lessor harmless from any loss and evidence satisfactory to the Lessor of the destruction, loss or theft of such Certificate and the ownership thereof. Upon request, the Administrative Agent shall advise the affected Purchaser, of: (i) the aggregate principal amount of, and the aggregate accrued ROC on, such mutilated, destroyed, lost or stolen Certificate that was paid to the affected Purchaser, thereof at any time prior to the delivery of such new Certificate; and (ii) the date to which ROC on such mutilated, destroyed, lost or stolen Certificate had been paid to the affected Purchaser, thereof at the time of such delivery.
     (b) Any duplicate Certificate issued pursuant to this Section 2.8 shall constitute complete and indefeasible evidence of ownership of such Certificate, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.
     Section 2.9. Security. The obligations and duties of the Lessor under this Receivables Purchase Agreement are secured by the Mortgage and the Assignment of Lease and Rent. Upon a Receivables Purchase Agreement Event of Default, the Administrative Agent (for the ratable benefit of the Purchasers) shall have all rights and remedies available as provided herein, in the Mortgage and in the Assignment of Lease and Rent.
Article III
Conditions Precedent
     Section 3.1. Conditions to Effectiveness. This Receivables Purchase Agreement shall be effective on the Acquisition Date upon satisfaction of the conditions precedent set forth in Sections 2.1 and 6.1 of the Participation Agreement.
     Section 3.2. Conditions to each Purchase. The obligation of each Purchaser to make any purchase requested to be made by it on any date with respect thereto is subject to the satisfaction of the applicable conditions precedent thereto set forth in Sections 2.1 and 6.1 of the Participation Agreement.
Article IV
Payments and Distributions
     Section 4.1 Payments and Distributions. All payments to be made by the Lessor hereunder, and all payments due and payable to the Purchasers pursuant to any other Operative Document, shall be paid to the Account and distributed by the Administrative Agent to the Participants in accordance with Article VII of the Participation Agreement.

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Article V
Receivables Purchase Agreement Events of Default
     Section 5.1. Receivables Purchase Agreement Events of Default. The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a “Receivables Purchase Agreement Event of Default”:
     (a) Any (i) default in the payment when due of Capital or (ii) default, and such default shall continue unremedied for a period of five (5) Business Days, in the payment when due of any ROC on the Capital or (iii) default, and such default shall continue unremedied for a period of twenty (20) days after the Lessor’s receipt of notice of such default, in the payment of any other amounts owing by the Lessor hereunder or under any other Operative Document to which it is a party; or
     (b) The Lessor shall default in the due performance or observance by it of any term, covenant or agreement contained in this Receivables Purchase Agreement or the Certificates or any other Operative Document to which it is a party (other than those referred to in clause (a) above), and such default shall have continued unremedied for a period of at least thirty (30) days after the Lessor’s receipt of notice of such default, or if such default cannot reasonably be cured within such thirty (30) day period, such additional period as is necessary to remedy such default, not to exceed ninety (90) days; or
     (c) Any representation, warranty or statement made or expressly deemed made by the Lessor herein or in any other Operative Document, or in any statement or certificate delivered pursuant hereto or thereto, shall prove to be untrue in any material respect on the date as of which made or expressly deemed made and such default shall have continued unremedied for a period of at least thirty (30) days after the Lessor’s receipt of notice of such default, or if such default cannot reasonably be cured within such thirty (30) day period, such additional period as is necessary to remedy such default, not to exceed ninety (90) days; or
     (d) Any Lease Event of Default shall have occurred and be continuing; or
     (e) The Lessor shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case is commenced against the Lessor and the petition is not dismissed within ninety (90) days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Lessor and is not removed within ninety (90) days; or the Lessor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Lessor; or there is commenced against the Lessor any such proceeding which remains undismissed for a

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period of ninety (90) days; or the Lessor is adjudicated insolvent or bankrupt which adjudication is not withdrawn or reversed within ninety (90) days; or any order for relief or other order approving any such case or proceeding is entered which order is not withdrawn or reversed within ninety (90) days; or the Lessor suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or the Lessor makes a general assignment for the benefit of creditors; or any corporate action is taken by the Lessor for the purpose of effecting any of the foregoing and in the case of any of the foregoing, there is a delay or disruption whether prior to or following the expiration of any of the foregoing time periods of any amounts payable to the Purchasers and the Administrative Agent under this Receivables Purchase Agreement or any of the other Operative Documents.
     Section 5.2. Remedies. (a) To the maximum extent permitted by law, upon the occurrence of any Receivables Purchase Agreement Event of Default, (i) if such event is a Receivables Purchase Agreement Event of Default specified in clause (e) of Section 5.1 above or arises out of a Lease Event of Default specified in Section 16.1(i) of the Master Lease, the Commitments of all Purchasers shall automatically and immediately terminate and the Purchaser Balance shall immediately become due and payable, and (ii) if such event is any other Receivables Purchase Agreement Event of Default, any or all of the following actions may be taken: (x) the Required Purchasers may, by notice to the Lessor, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate and (y) with the consent of the Required Purchasers, the Administrative Agent may, or upon the request of the Required Purchasers, the Administrative Agent shall, by notice to the Lessor, declare the Purchaser Balance to be due and payable forthwith, whereupon the Purchaser Balance shall immediately become due and payable (any of the foregoing occurrences or actions referred to in clause (i) or (ii) above, an “Acceleration”). Except as expressly provided above in this Article V, presentment, demand, protest and all other notices of any kind are hereby expressly waived.
     (b) Upon the occurrence of any Receivables Purchase Agreement Event of Default and at any time thereafter so long as any Receivables Purchase Agreement Event of Default shall be continuing, the Administrative Agent shall, upon the written instructions of the Required Purchasers, exercise any or all of the rights and powers and pursue any and all of the remedies available to it hereunder and (subject to the terms thereof) under the other Receivables Documents and the Master Lease and shall have any and all rights and remedies available under the Uniform Commercial Code or any other provision of law.
     (c) Upon the occurrence of any Receivables Purchase Agreement Event of Default and at any time thereafter so long as any Receivables Purchase Agreement Event of Default shall be continuing, the Administrative Agent (upon written direction from the Required Purchasers) may proceed to protect and enforce the Receivables Documents and the other Operative Documents, as applicable, by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for: (i) the specific performance of any covenant or agreement herein or therein contained, (ii) in execution or aid of any power herein or therein granted, (iii) foreclosure hereunder or thereunder, (iv) the appointment of a receiver or receivers for any Property, (v) the recovery of judgment for

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the obligations secured hereby or thereby or (vi) the enforcement of any other proper, legal or equitable remedy available under Applicable Law.
     (d) With respect to the occurrence and continuance of any Lease Event of Default, the Lessor agrees that the Administrative Agent or any Purchaser may give notice of such Lease Event of Default on behalf of the Lessor to the Lessee.
     (e) Notwithstanding the foregoing provisions of this Section 5.2, the Administrative Agent shall not have the right to exercise any of its rights or remedies under this Section 5.2 against the Lessor unless it shall also, at the written direction of the Required Purchasers, exercise a remedy (as then permitted and as the Required Purchasers shall direct) under the Master Lease.
Article VI
Certain Remedial Matters; Release
     Section 6.1. Certain Remedial Matters. Notwithstanding any other provision of this Receivables Purchase Agreement, any other Receivables Document or the Assignment of Lease and Rent, the Lessor shall at all times retain the right, but not to the exclusion of the Administrative Agent, (A) to receive from the Lessee all notices, certificates and other documents and all information that the Lessee is permitted or required to give or furnish to the “Lessor” pursuant to the Lease, the Participation Agreement or any other Operative Document, (B) to provide such insurance as the Lessee shall have failed to maintain and (C) subject to the other applicable provisions of this Receivables Purchase Agreement, to perform for the Lessee under Article XVII of the Master Lease.
     Section 6.2. Release of Property, etc. (a) If the Lessee shall at any time purchase any Property pursuant to Article XV or XVIII of the Master Lease, or if any Property shall be sold in accordance with, and the Lessee otherwise satisfies each of the obligations and conditions set forth in, Article XX of the Master Lease, then, upon application of such amounts to repay the Capital pursuant to Article II and the Administrative Agent’s and the Purchasers’ receipt of all accrued ROC and any other payments due and owing from the Lessee to the Administrative Agent and the Purchasers on such date, including without limitation pursuant to Article XIII of the Participation Agreement, such Property shall be released from the Lien in favor of the Purchasers created by the Assignment of Lease and Rent to the extent relating to such Property and the applicable Mortgage without delivery of any instrument or performance of any act by any party.
     (b) Upon the termination of the Purchasers’ Commitments and the payment in full of the Capital and all other amounts owing by the Lessor hereunder or under any other Receivables Document, the Properties shall be released from the Lien in favor of the Purchasers created by the Assignment of Lease and Rent and the Mortgage without delivery of any instrument or performance of any act by any party.

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     (c) Upon request of the Lessor or the Lessee following a release of any Property described in clause (a) or (b) above, the Administrative Agent shall at the Lessee’s sole cost and expense execute and deliver to the Lessor or the Lessee such documents as the Lessor or the Lessee shall reasonably request to evidence such release.
Article VII
The Administrative Agent
     Section 7.1. Appointment. Each Purchaser hereby designates and appoints the Administrative Agent as agent and servicer of such Purchaser to act as specified herein and in the other Operative Documents, and each such Purchaser hereby authorizes the Administrative Agent as the agent and servicer for such Purchaser, to take such action on its behalf under the provisions of this Receivables Purchase Agreement and the other Operative Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Operative Documents, together with such other powers as are reasonably incidental thereto. Such delegation of authority shall include the execution and delivery by the Administrative Agent of release instruments in recordable form releasing the Lien of the Mortgage and the Assignment of Lease and Rent in accordance with the Operative Documents. Notwithstanding any provision to the contrary elsewhere herein and in the other Operative Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Receivables Purchase Agreement or any of the other Operative Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Article VII are solely for the benefit of the Administrative Agent and the Purchasers and no other Person shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Receivables Purchase Agreement and the other Operative Documents, the Administrative Agent shall act solely as Administrative Agent of the Purchasers and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Lessor, the Lessee or any other Person.
     Section 7.2. Delegation of Duties. The Administrative Agent may execute any of its duties hereunder or under the other Operative Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
     Section 7.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Operative Documents (except for its or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties contained herein or in any of the other Operative Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection

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herewith or in connection with the other Operative Documents, or enforceability or sufficiency of any of the other Operative Documents, or for any failure of any party (not including the Administrative Agent) to any Operative Document to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Purchaser for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Receivables Purchase Agreement, or any of the other Operative Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Lessee or the Lessor in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Purchasers or by or on behalf of the Lessee or the Lessor to the Administrative Agent or any Purchaser or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the purchases or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Lessee or the Lessor.
     Section 7.4. Reliance on Communications. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Lessee), independent accountants and other experts selected by the Administrative Agent with reasonable care. The Administrative Agent may deem and treat the Purchasers as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 12.1 of the Participation Agreement. The Administrative Agent, acting in its capacity as Administrative Agent, shall be fully justified in failing or refusing to take any action under this Receivables Purchase Agreement or under any of the other Operative Documents unless it shall first receive such advice or concurrence of the Required Purchasers as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Operative Documents in accordance with a request of the Required Purchasers and such request, and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers (including their successors and assigns).
     Section 7.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Purchaser, the Lessor or the Lessee referring to the Operative Document, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Purchasers. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Purchasers.

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     Section 7.6. Non-Reliance on Administrative Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereafter taken, including any review of the affairs of the Lessee or the Lessor shall be deemed to constitute any representation or warranty by the Administrative Agent to any Purchaser. Each Purchaser represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Lessee and the Lessor and made its own decision to make its purchases hereunder and enter into this Receivables Purchase Agreement. Each Purchaser also represents that it will, independently and without reliance upon the Administrative Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Receivables Purchase Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Lessee and the Lessor. Except for notices, reports and other documents expressly required to be furnished to the Purchasers by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Purchaser with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Lessee or the Lessor which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
     Section 7.7. [Intentionally Reserved].
     Section 7.8. Administrative Agent in its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Lessee and the Lessor as though the Administrative Agent were not Administrative Agent hereunder. With respect to the purchases made and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Receivables Purchase Agreement as any Purchaser and may exercise the same as though it were not Administrative Agent, and the terms “Purchaser” and “Purchasers” shall include the Administrative Agent in its individual capacity.
     Section 7.9. Successor Administrative Agent. The Administrative Agent may, at any time, resign upon twenty (20) days’ written notice to the Purchasers and the Lessee and be removed with cause by the Purchasers upon thirty (30) days’ written notice to the Administrative Agent. Upon any such resignation or removal, the Required Purchasers shall have the right (which shall, so long as no Default or Event of Default shall have occurred, be subject to the Lessee’s prior approval, which shall not be unreasonably withheld or delayed) to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by such Purchasers, and shall have accepted such appointment, within thirty (30) days after the notice of resignation or notice of removal, as appropriate, then the retiring Administrative Agent shall select a successor Administrative Agent provided such successor is a

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Purchaser hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $100,000,000 or an Affiliate of any such commercial bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under this Receivables Purchase Agreement and the other Operative Documents. Notwithstanding the foregoing, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Receivables Purchase Agreement.
Article VIII
Miscellaneous
     Section 8.1. Amendments and Waivers. Neither this Receivables Purchase Agreement, any other Operative Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of Section 15.5 of the Participation Agreement.
     Section 8.2. Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in accordance with Section 15.3 of the Participation Agreement.
     Section 8.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Purchaser, any right, remedy, power or privilege hereunder or under the other Receivables Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     Section 8.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Receivables Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Receivables Purchase Agreement and the Certificates and the making of the purchases hereunder.
     Section 8.5. Successors and Assigns; Assignment by Lessor. This Receivables Purchase Agreement shall be binding upon and inure to the benefit of the Lessor, each Purchaser, the Administrative Agent, each future holder of a Certificate and their respective successors and permitted assigns; provided that the Lessor may not assign its rights or obligations hereunder except in accordance with Article XII of the Participation Agreement. All assignments and participations by the Purchasers shall be subject to Article XII of the Participation Agreement.
     Section 8.6 Adjustments. If any Purchaser (a “Benefited Purchaser”) shall at any time receive any payment of all or part of its Capital, or ROC thereon, or receive any of the Collateral

Tandem Health Care of Ohio, Inc.	Receivables Purchase Agreement
in respect thereof (whether voluntarily or involuntarily, by setoff, or otherwise), in a greater proportion than any such payment to or Collateral received by any other Purchaser entitled thereto, if any, in respect of such other Purchaser’s Capital, or ROC thereon, such Benefited Purchaser shall purchase for cash from the other Purchasers such portion of each such other Purchaser’s Capital, or shall provide such other Purchaser with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Purchaser to share the excess payment or benefits of such Collateral or proceeds ratably with the other Purchasers; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Purchaser, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without ROC.
     Section 8.7. Counterparts. This Receivables Purchase Agreement may be executed by one or more of the parties to this Receivables Purchase Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Receivables Purchase Agreement signed by all the parties shall be lodged with the Administrative Agent.
     Section 8.8. Severability. Any provision of this Receivables Purchase Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 8.9. Intention. This Receivables Purchase Agreement and the other Operative Documents represent the agreement of the Lessor, the Administrative Agent and the Purchasers with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Purchaser relative to subject matter hereof not expressly set forth or referred to herein or in the other Operative Documents.
     Section 8.10. Governing Law. This Receivables Purchase Agreement and the Certificates and the rights and obligations of the parties under this Receivables Purchase Agreement and the Certificates shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Ohio.
     Section 8.11. Limitations on Recourse to Lessor. The parties hereto agree that except as specifically set forth herein or in any other Operative Document, the Lessor shall not have any personal liability whatsoever to the Administrative Agent or any Purchaser or their respective successors and assigns for any claim based on or in respect hereof or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby and recourse, if any, shall be solely had against the Collateral, including the Properties but excluding the Excepted Payments payable to the Lessor and the Supplemental Collateral; provided, however, that the Lessor shall be liable (a) for its own willful misconduct or gross negligence, (b) breach of any of its representations, warranties or covenants under the Operative Documents, or (c) any Lessor Liens attributable to it. It is understood and agreed that, except as provided in the preceding sentence: (i) the Lessor shall not have any personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative

Tandem Health Care of Ohio, Inc.	Receivables Purchase Agreement
Documents; and (ii) all such personal liability of the Lessor is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by the Lessor.

     In Witness Whereof, the parties hereto have caused this Receivables Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SELCO Service Corporation, as Lessor
By:	/s/ Donald C. Davis
Donald C. Davis
Its Vice President

Key Corporate Capital Inc., as Administrative Agent
By:	/s/ Florentina Djulvezan
Florentina Djulvezan
Its Vice President

Key Corporate Capital Inc., as Purchaser
By:	/s/ Florentina Djulvezan
Florentina Djulvezan
Its Vice President

(Receivables Purchase Agreement)

Exhibit A
to Receivables Purchase Agreement
Form of Certificate

$	, 2004
     For Value Received, the undersigned, SELCO Service Corporation, an Ohio corporation, as Lessor (the “Lessor”), has sold (subject to the penultimate paragraph of this Certificate) to                      (the “Purchaser”) on the date hereof, an undivided percentage ownership interest in the Purchased Interests, the Capital amount of                      Dollars ($                     ) pursuant to that certain Receivables Purchase Agreement dated as of December 30, 2004 (together with all amendments, supplements, amendments and restatements and other modifications, if any, from time to time thereafter made thereto, the “Receivables Purchase Agreement”), among the Lessor, Key Corporate Capital Inc., as Administrative Agent, and the various financial institutions (including the Purchaser) as are, or may from time to time become, parties thereto.
     ROC shall be paid on the outstanding amount of Capital from time to time outstanding from the date hereof until the Expiration Date (whether by acceleration or otherwise) and, after the Expiration Date, until paid, in the amount and on the dates specified in the Receivables Purchase Agreement.
     Payments of both Capital and ROC are to be made without setoff or counterclaim in Dollars in same day or immediately available funds to the Account specified in Schedule II to the Participation Agreement (or to such other account as the Administrative Agent may from time to time designate in a written notice to the Lessor).
     This Certificate is one of the Certificates referred to in, and evidences the undivided percentage ownership interests in the Purchased Interests purchased under, the Receivables Purchase Agreement and the Participation Agreement, to which reference is made for a description of the Collateral for this Certificate and for a statement of the terms and conditions on which the Lessor is permitted and required to make prepayments and repayments of the Capital evidenced by this Certificate and on which such Capital may be declared to be or automatically become immediately due and payable.
     Transfer, assignment or pledge of this Certificate or any ROC herein is subject to the provisions of the Participation Agreement.
     Capitalized terms used but not otherwise defined herein have the respective meanings specified in the Receivables Purchase Agreement.
     The liability of the Lessor under this Certificate is subject, without limitation, to the restrictions on recourse set forth in Section 8.11 of the Receivables Purchase Agreement, all of which, by acceptance of this Certificate, the Purchaser hereby consents.

Tandem Health Care of Ohio, Inc.	Receivables Purchase Agreement
     This Certificate shall be deemed to be a contract made under and governed by the internal laws of the State of Ohio.

SELCO Service Corporation, as Lessor
By:
Donald C. Davis
Its Vice President

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